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                                                                    EXHIBIT 12.1

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                              STATEMENT SETTING FORTH COMPUTATION OF RATIO OF PROFIT TO FIXED CHARGES


                                                       (DOLLARS IN THOUSANDS)

                                         THREE MONTHS ENDED
                                               MARCH 31,                           YEAR ENDED DECEMBER 31,
                                         ------------------                        -----------------------
                                         2000         1999         1999         1998         1997         1996         1995
                                         ----         ----         ----         ----         ----         ----         ----
Earnings before taxes, cumulative
   effect of change in accounting,
   and extraordinary items .......   $  202,193   $  192,380   $  762,729   $  739,168   $  587,195   $  368,181   $  385,232

Fixed Charges:
   Interest on deposits ..........      340,010      307,567    1,250,364    1,285,343    1,209,646    1,061,414    1,048,390
   Interest on advances and other
   borrowings ....................      182,913      136,693      571,996      709,888      732,356      689,187      656,215
   One-third of rental expense ...        1,968        1,785        7,411        6,783        6,510        6,096        5,847
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------

Total Fixed Charges ..............   $  524,891   $  446,045   $1,829,771   $2,002,014   $1,948,512   $1,756,697   $1,710,452
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Ratio of earnings to fixed charges:
   Including interest on deposits..        1.39x        1.43x        1.42x        1.37x        1.30x        1.21x        1.23x
   Excluding interest on deposits..        2.09x        2.39x        2.32x        2.03x        1.79x        1.53x        1.58x
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